UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016 (February 17, 2016)

IASIS HEALTHCARE LLC

(Exact name of registrant as specified in its charter)

Delaware	333-117362	20-1150104
(State or other jurisdiction of organization)	(Commission File Number)	(IRS Employer Identification No.)

117 Seaboard Lane, Building E Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2747

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

Amended Term Loan Agreement

On February 17, 2016, IASIS Healthcare LLC (“IASIS” or the “Company”) entered into an amendment ( “Amendment No. 3”) by and among the Company, IASIS Healthcare Corporation (“IAS”), the parent company of IASIS, Bank of America, N.A., as existing administrative agent, Wilmington Trust, National Association, as successor administrative agent, and the lenders party thereto, which amends its Amended and Restated Credit Agreement dated as of May 3, 2011 (the “Existing Credit Agreement”) (the Existing Credit Agreement, as previously amended and as amended by Amendment No. 3, the “Amended Credit Agreement”; the Amended Credit Agreement and the related security, guaranty and other agreements, the “Term Loan Facility”) among the Company, IAS, Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender and the lenders party thereto. Amendment No. 3 eliminates the provisions relating to a revolving credit facility and permits the incurrence of a new revolving credit facility, as described below. In addition, among other things, the Amended Credit Agreement reflects the succession of Wilmington Trust, National Association as administrative agent, replacing Bank of America, N.A., and makes certain administrative changes relating thereto.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to Amendment No. 3, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Revolving Credit Agreement

On February 17, 2016, IASIS entered into a Revolving Credit Agreement by and among the Company, IAS, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, swing line lender and L/C issuer, and the lenders party thereto (the “Revolving Credit Agreement”).

The Revolving Credit Agreement provides for a $207.4 million senior secured revolving credit facility, of which up to $125.0 million may be utilized for the issuance of letters of credit (the “Revolving Credit Facility”). The Revolving Credit Facility matures on February 17, 2021 (the “Stated Maturity Date”), provided that, if prior to the Stated Maturity Date, (x) any loans are outstanding under the Term Loan Facility on the date that is 91 days prior to the maturity date under the Term Loan Facility (such date, the “Springing Term Maturity Date”) or (y) any notes are outstanding under the Company’s Indenture, dated as of May 3, 2011, by and among IASIS, IAS and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the Company’s 8.375% Senior Notes due 2019 (the “Indenture”), on the date that is 91 days prior to the maturity date under the Indenture (such date, the “Springing Notes Maturity Date”), then the maturity date will automatically become the earlier of the Springing Term Maturity Date or the Springing Notes Maturity Date.

The Revolving Credit Agreement provides the Company with the right to request additional commitments under the Revolving Credit Facility without the consent of the lenders thereunder, subject to a cap on aggregate commitments of $300.0 million, a pro forma senior secured net leverage ratio of less than or equal to 3.75 to 1.00 and customary conditions precedent.

There are no amortization payments required under the Revolving Credit Facility.

Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to, at the Company’s option, either (a) a base rate determined by reference to the highest of (1) the prime rate of JPMorgan, (2) the federal funds effective rate plus 0.50% and (3) a LIBOR rate subject to certain adjustments plus 1.00% or (b) the LIBOR rate relevant to the applicable interest period subject to certain adjustments, in each case plus an applicable margin. The applicable margin is (x) 2.50% for base rate borrowings and (y) 3.50% for LIBOR borrowings. Same-day borrowings bear interest at the base rate plus the applicable margin.

The Company is required to pay a commitment fee on the unutilized commitments under the Revolving Credit Facility of 0.50% per annum. In addition, the Company must pay customary letter of credit fees and agency fees.

The Revolving Credit Facility is unconditionally guaranteed by IAS and each of the Company’s subsidiaries that has provided a guaranty under the Term Loan Facility and is required to be guaranteed by all future material wholly-owned domestic subsidiaries of the Company, subject to certain exceptions (such subsidiaries, the “Subsidiary Guarantors”; IAS and the Subsidiary Guarantors, the “Guarantors”). All obligations under the Revolving Credit Facility are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the Guarantors, including (1) a pledge of 100% of the equity interests of the Company and the equity interests held by the Company and the Subsidiary Guarantors, subject to certain exceptions, (2) mortgage liens on all of the Company’s and the Guarantors’ material real property and (3) all proceeds of the foregoing. The Company is permitted to voluntarily prepay outstanding obligations under the Revolving Credit Facility at any time without penalty, other than customary breakage costs with respect to LIBOR loans.

The covenants in the Revolving Credit Facility are substantially similar to the covenants in the Term Loan Facility; provided, that under the Revolving Credit Agreement, the Company is required to maintain, on a quarterly basis, a maximum senior secured gross leverage ratio. In addition, certain of the baskets available to the Company under the negative covenants in its Amended Credit Agreement are suspended under the Revolving Credit Agreement until such time, if any, as the Company has consummated a qualifying underwritten public offering and achieved a specified total gross leverage ratio.

The Revolving Credit Facility also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default (including change of control and cross-default to material indebtedness) that are substantially similar to those in the Term Loan Facility.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit

10.1	Amendment No. 3, dated as of February 17, 2016, among IASIS Healthcare LLC, IASIS Healthcare Corporation, the lenders party thereto, Bank of America, N.A., as administrative agent and Wilmington Trust, National Association, as successor administrative agent, and attached thereto as Exhibit A, the Amended and Restated Credit Agreement, dated as of May 3, 2011 as amended as of February 17, 2016, among IASIS Healthcare LLC, IASIS Healthcare Corporation, Wilmington Trust, National Association, as administrative agent and collateral agent, and each lender from time to time party thereto.

10.2	Revolving Credit Agreement, dated as of February 17, 2016, among IASIS Healthcare LLC, IASIS Healthcare Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, swing line lender and L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC

By:	/s/ John M. Doyle
John M. Doyle
Chief Financial Officer

Date: February 22, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 3, dated as of February 17, 2016, among IASIS Healthcare LLC, IASIS Healthcare Corporation, the lenders party thereto, Bank of America, N.A., as administrative agent and Wilmington Trust, National Association, as successor administrative agent, and attached thereto as Exhibit A, the Amended and Restated Credit Agreement, dated as of May 3, 2011 as amended as of February 17, 2016, among IASIS Healthcare LLC, IASIS Healthcare Corporation, Wilmington Trust, National Association, as administrative agent and collateral agent, and each lender from time to time party thereto.

10.2	Revolving Credit Agreement, dated as of February 17, 2016, among IASIS Healthcare LLC, IASIS Healthcare Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, swing line lender and L/C Issuer.